UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2011
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34776 (Commission File Number)	80-0554627 (I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Purchase Agreement
     On January 28, 2011, Oasis Petroleum Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $400,000,000 in aggregate principal amount of the Company’s 7.25% senior unsecured notes due 2019 (the “Notes”). The Notes were sold at par, and resulted in net proceeds to the Company of approximately $390,000,000.
     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
     A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
Indenture
     On February 2, 2011, in connection with the issuance of the Notes, the Company entered into an Indenture (the “Base Indenture”), among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture among the Company, the Guarantors and the Trustee, dated as of February 2, 2011 (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”).
     On February 2, 2011, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act. The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
     The Notes will mature on February 1, 2019, and interest is payable on the Notes semi-annually in arrears on each February 1 and August 1, commencing August 1, 2011. The Notes are guaranteed on a senior unsecured basis by the Guarantors.
     At any time prior to February 1, 2014, the Company may redeem up to 35% of the Notes at a redemption price of 107.25% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of certain equity offerings so long as the redemption occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. Prior to February 1, 2015, the Company may redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. On and after February 1, 2015, the Company may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 103.625% for the twelve-month period beginning on February 1, 2015, 101.813% for the twelve-month period beginning February 1, 2016 and 100.00% beginning on February 1, 2017, plus accrued and unpaid interest to the redemption date.
     The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt or enter into sale and leaseback transactions; (ii) pay distributions on, redeem or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Company and its subsidiaries will cease to be subject to such covenants.
     The Indenture contains customary events of default, including:

•	default in any payment of interest on any Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note when due;

•	failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $10.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $10.0 million within 60 days; and

•	any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.
     Copies of the Base Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Form 8-K and are incorporated herein by reference. The description of the Base Indenture and Supplemental Indenture are summaries and are qualified in their entirety by the terms of the Base Indenture and the Supplemental Indenture.
Registration Rights Agreement
     In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated February 2, 2011. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 360 days after the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.
     A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture dated as of February 2, 2011 among the Company and U.S. Bank National Association, as trustee.
4.2	Supplemental Indenture dated as of February 2, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee.
4.3	Registration Rights Agreement dated as of February 2, 2011 among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers.
10.1	Purchase Agreement dated as of January 28, 2011 among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)
Date: February 2, 2011	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Indenture dated as of February 2, 2011 among the Company and U.S. Bank National Association, as trustee.
4.2	Supplemental Indenture dated as of February 2, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee.
4.3	Registration Rights Agreement dated as of February 2, 2011 among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers.
10.1	Purchase Agreement dated as of January 28, 2011 among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers.